Exhibit 10.11

Silver Dragon Resources Inc. NASDAQ OTC: SDRG 5160 Yonge Street Suite 803 Toronto, Ontario Canada, M2N 6L9
Telephone 416.223.8500	Facsimile 416.223.8507

CONSULTING AGREEMENT BETWEEN:

Jeffrey D. Sherman (“Consultant”) of 472 Hidden Trail, Toronto, Ontario M2R 3R8

and

Silver Dragon Resources Inc. Ltd. (“Client”) located at 5160 Yonge Street, Toronto, Ontario M2N 6L9, a wholly-owned subsidiary of Silver Dragon Resources Inc.

1. The Consultant will provide services as Chief Financial Officer to the Client and to Silver Dragon Resources Inc. as agreed from time to time.

2. The Client will pay the Consultant fees at a rate of C$4,000 per month (+ HST), upon the rendering of an invoice by the Consultant. (The Consultant’s HST registration number is 12705 3940 RT0001.)

3. This Agreement runs from September 1, 2010 to August 31, 2011, except that either party may terminate this Agreement with three months’ written notice.

4. The Consultant acknowledges that he will acquire information about certain matters and things which are confidential to the Client. He agrees that he is prohibited from using or disclosing such confidential information, directly or indirectly, except with the written permission of the Client.

5. The Consultant is subject to a restrictive covenant prohibiting him from consulting for or being associated with a competitor, soliciting customers or suppliers of the Client or attempting to induce other employees of the Client to leave during the term of this Agreement and for a period of 12 months thereafter.

6. Anything created by the Consultant under this Agreement including, without limitation, all intellectual property rights in respect of such items shall be the sole exclusive property of the Client.

7. Consultant will receive warrants to acquire 200,000 common shares of the Client at a price of US$0.18 per share, being their fair market value on the date hereof. The warrants will expire 36 months from the date of this Agreement.

8. This Agreement will be governed by the laws of the Province of Ontario.

Jeffrey D. Sherman	Silver Dragon Resources Ltd.
(Consultant)	(Client)

/s/ Jeffrey Sherman	/s/ Marc Hazout
Marc Hazout – CEO